UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2006

3Com Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive

Marlborough, MA 01752

(Address of principal executive offices, including zip code)

(508) 323-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 11, 2006 3Com Corporation (the “Company”) announced that Bruce Claflin, the Company’s President and Chief Executive Officer will retire as President and Chief Executive Officer of the Company and resign from the Board of Directors following the appointment of a new Chief Executive Officer to replace him. In connection with Mr. Claflin’s impending retirement, the Company and Mr. Claflin entered into a severance agreement (the “Agreement”) on January 11, 2006 governing his separation from the Company. The terms of the Agreement include:

•	an obligation to continue to serve as President and Chief Executive Officer of the Company until the date the Company establishes for his termination of employment (the “Termination Date”);
•

an obligation to serve as a special advisor to the Board and the new Chief Executive Officer for a period of six months following the Termination Date (the “Advisory Period”) without additional compensation;

•

a lump sum payment of $3.3 million, which is equal to two years of base salary and target bonus, plus interest at a rate of 4.50% from the Termination Date until the payment date, which will be on the later of January 15, 2007 and the 15th day of the month following the expiration of the Advisory Period;

•

acceleration of vesting of the unvested portion of his option to acquire 500,000 shares of 3Com common stock granted to him on July 1, 2005 and acceleration of vesting of 325,000 shares of 3Com common stock pursuant to an option granted to him on August 1, 2003 and forfeiture of any remaining unvested options as of the Termination Date;

•	accelerated vesting of 50% of the unvested portion, as of the Termination Date, of all restricted stock granted to him and reacquisition by the Company of the remaining 50%;
•	accelerated vesting of one-third of his retention benefit provided for in his management retention agreement;
•	Company subsidized health, dental, vision and life insurance for up to two years from the Termination Date; and
•

an obligation to execute a general release of claims against the Company and a covenant not to sue on or after the Termination Date, as well as continuing obligations with respect to non-competition with the Company and non-solicitation of the Company’s employees.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached as Exhibit 10.1 to this current report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.1	Severance Agreement dated January 11, 2006 between the registrant and Bruce L. Claflin.*

*	Indicates a management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: January 11, 2006
By:	/s/ Neal D. Goldman
Neal D. Goldman Senior Vice President Management Services, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Severance Agreement dated January 11, 2006 between the registrant and Bruce L. Claflin.*

*	Indicates a management contract or compensatory plan